Exhibit (c)(9)

STRATEGIC ENERGY ADVISORS Comparison of Business Plan Projections September 29, 2011

STRATEGIC ENERGY ADVISORS 1 Comparison of 6.2.11 and 9.8.11 Business Plans 2 Comparison of All Business Plans Received 9 Summary of Dashboard Data (May 2010 – 2011 YTD) 13 Table of Contents Comparison of Business Plan Projections

STRATEGIC ENERGY ADVISORS Comparison of 6.2.11 and 9.8.11 Business Plans 2

Comparison of 6.2.11 and 9.8.11 Business Plans

Venoco, Inc. Business Plan Projections

VENOCO, INC

- Business Plans:
  1) **6.2.11 Base Case:** Company prepared Business Plan dated June 2nd, 2011 ("Base Case" or "Risked Monterey Case") at NYMEX pricing of $100.00/Bbl and $5.00/MMBtu (as shown in prior data rooms and June 8th, 2011 advisor presentation to the Board of Directors)
  2) **6.2.11 Upside Case:** Company prepared Business Plan dated June 2nd, 2011 ("Upside Case" or "Unrisked Monterey Case") at NYMEX pricing of $100.00/Bbl and $5.00/MMBtu (as shown in prior data rooms and June 8th, 2011 advisor presentation to the Board of Directors)
  3) **9.8.11 Budget Case:** Company prepared Business Plan dated September 8th, 2011 ("Base Case") at then current NYMEX strip
- Key components of these plans are compared with Wall Street Consensus projections (as of September 28th, 2011)

Comparison of Projections

	2011E	2012E	2013E	2014E	2015E	2011-2015 CAGR/ Total
Total Production (MBoepd)						
6.2.11 Base Case	19.0	21.0	24.6	32.6	37.5	18%
6.2.11 Upside Case	19.0	22.8	27.8	37.0	44.3	24%
9.8.11 Base Case	18.5	19.6	21.9	23.4	24.4	7%
Wall Street Consensus (1)	18.1	20.1	21.5			
EBITDE ($MM)						
6.2.11 Base Case	$249	$320	$398	$546	$657	27%
6.2.11 Upside Case	249	376	495	683	871	37%
9.8.11 Base Case	231	284	403	478	513	22%
Wall Street Consensus (1)	220	268	296			
Discretionary Cash ($MM)						
6.2.11 Base Case	$190	$257	$335	$483	$595	33%
6.2.11 Upside Case	190	313	432	620	808	44%
9.8.11 Base Case	131	217	329	400	434	35%
Wall Street Consensus (1)	144	202	300			
Capital Expenditures ($MM)						
6.2.11 Base Case	$240	$254	$374	$321	$472	$1,661
6.2.11 Upside Case	240	254	374	321	472	1,661
9.8.11 Base Case	247	259	233	201	180	1,120
Wall Street Consensus (1)	211	328	383			
Free Cash Flow ($MM) (2)						
6.2.11 Base Case	($51)	$3	($39)	$162	$123	$198
6.2.11 Upside Case	(51)	59	58	299	336	701
9.8.11 Base Case	(116)	(43)	97	199	254	390
Wall Street Consensus (1)	(67)	(126)	(82)			

(1) Based on FactSet consensus estimates as of September 28, 2011.
(2) Discretionary Cash Flow less Capital Expenditures.

Bank of America Merrill Lynch — Strategic Energy Advisors

3

STRATEGIC ENERGY ADVISORS 0.0 10.0 20.0 30.0 40.0 50.0 2011E 2012E 2013E 2014E 2015E $0 $200 $400 $600 $800 $1,000 2011E 2012E 2013E 2014E 2015E ($200) ($100) $0 $100 $200 $300 $400 2011E 2012E 2013E 2014E 2015E $0 $100 $200 $300 $400 $500 2011E 2012E 2013E 2014E 2015E Capital Expenditures ($MM) Free Cash Flow ($MM) EBITDE ($MM) Production (MBoepd) Comparison of 6.2.11 and 9.8.11 Business Plans Venoco, Inc. Business Plan Projections (1) Assumes NYMEX pricing of $100.00/Bbl and $5.00/MMBtu held flat. (2) Based on Venoco 5-year business plan as of September 8, 2011 assuming NYMEX Strip pricing of $94.00/Bbl and $4.22/MMBtu, $91.23/Bbl and $4.47/MMBtu, $92.28/Bbl and $4.99/MMBtu, $92.25/Bbl and $5.30/MMBtu, $92.45/Bbl and $5.49/MMBtu in 2011, 2012, 2013, 2014 and 2015, respectively. (3) Assumes FactSet Consensus pricing of $93.96/Bbl and $4.37/MMBtu in 2011, $94.01/Bbl and $4.76/MMBtu in 2012 and $98.11/Bbl and $5.20/MMBtu in 2013. 6.2.11 Base Case (1) 6.2.11 Upside Case (1) 9.8.11 Budget Case (2) Wall Street Consensus (3) 4

STRATEGIC ENERGY ADVISORS $0 $100 $200 $300 $400 $500 2011E 2012E 2013E 2014E 2015E $3.04 $5.02 $6.93 $9.96 $12.97 $4.12 $5.38 $7.75 $9.55 $2.25 $3.66 $5.56 $6.75 $7.32 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 2011E 2012E 2013E 2014E 2015E 6.2.11 Upside Case 6.2.11 Base Case 9.8.11 Budget Case $2.84 $4.07 $4.89 $6.11 $6.92 $2.84 $3.34 $3.79 $4.75 $5.09 $2.10 $2.97 $3.92 $4.14 $3.90 $0.00 $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 2011E 2012E 2013E 2014E 2015E 6.2.11 Upside Case 6.2.11 Base Case 9.8.11 Budget Case Comparison of 6.2.11 and 9.8.11 Business Plans Venoco, Inc. Business Plan Projections DsCF Per Share ($ / share) DsCF Per Share NPV @ 15% ($ / share) Capital Expenditures ($ MM) Pricing Scenarios 6.2.11 Base Case 6.2.11 Upside Case 9.8.11 Budget Case Pricing Comparison 2011E 2012E 2013E 2014E 2015E Crude Oil ($ / Bbl) 6.2.11 Pricing $100.00 $100.00 $100.00 $100.00 $100.00 9.8.11 Pricing $94.00 $91.23 $92.28 $92.25 $92.45 % Change (6.0)% (8.8)% (7.7)% (7.8)% (7.6)% Natural Gas ($ / MMBtu) 6.2.11 Pricing $5.00 $5.00 $5.00 $5.00 $5.00 9.8.11 Pricing $4.22 $4.47 $4.99 $5.30 $5.49 % Change (15.6)% (10.6)% (0.2)% 6.0% 9.8% 5 Note: Midpoint discounting. 5

STRATEGIC ENERGY ADVISORS $52 $110 $78 $41 $20 $66 $74 $69 $70 $70 $104 $50 $60 $65 $65 $26 $25 $25 $25 $25 $247 $259 $233 $201 $180 $0 $100 $200 $300 $400 $500 2011E 2012E 2013E 2014E 2015E $48 $76 $74 $41 $20 $60 $55 $152 $102 $166 $107 $90 $116 $130 $242 $15 $12 $26 $33 $33 $33 $33 $240 $254 $374 $321 $472 $0 $100 $200 $300 $400 $500 2011E 2012E 2013E 2014E 2015E 7.8 8.5 9.8 10.7 11.1 10.6 10.6 10.5 10.4 10.4 0.1 0.6 1.6 2.3 2.9 18.5 19.6 21.9 23.4 24.4 0.0 10.0 20.0 30.0 40.0 50.0 2011E 2012E 2013E 2014E 2015E 8.2 8.8 9.8 10.7 11.1 10.5 10.4 11.4 13.6 14.5 0.4 1.8 3.2 4.4 6.9 0.2 4.0 5.0 19.0 21.0 24.6 32.6 37.5 0.0 10.0 20.0 30.0 40.0 50.0 2011E 2012E 2013E 2014E 2015E Comparison of 6.2.11 and 9.8.11 Business Plans Venoco, Inc. Business Plan Projections 6.2.11 Base Case – Production (MBoepd) 9.8.11 Budget Case – Production (MBoepd) 9.8.11 Budget Case – Capital Expenditures ($MM) 6.2.11 Base Case – Capital Expenditures ($MM) 6 Capitalized G&A Hastings Field Monterey Shale Sacramento Basin Southern California Legacy

STRATEGIC ENERGY ADVISORS 7 Comparison of 6.2.11 and 9.8.11 Business Plans Development Locations • The table to the right compares development locations scheduled in the 6.2.11 Business Plan against the development locations scheduled in the 9.8.11 Business Plan • Not included in this comparison are the assumptions for Hastings Field • 6.2.11 Business Plan: West Hastings PDP, Most Likely CO2 Flood case for West and East Hastings, West Hastings Non-Shale Upside • 9.8.11 Business Plan: Hastings reversionary interest sold in 1Q12 for proceeds of $250 million Development Locations (Number of Locations) 2011-2015 2011E 2012E 2013E 2014E 2015E Total South Ellwood 6.2.11 - 1 1 1 1 4 9.8.11 - 2 1 1 1 5 Change - +1 - - - +1 Sockeye 6.2.11 2 3 8 3 1 17 9.8.11 2 3 8 3 1 17 Change - - - - - - West Montalvo 6.2.11 2 5 5 2 - 14 9.8.11 3 7 5 2 - 17 Change +1 +2 - - - +3 Sac Basin - New Drills 6.2.11 42 48 158 101 172 521 9.8.11 45 45 45 45 45 225 Change +3 (3) (113) (56) (127) (296) Sac Basin - Recompletions 6.2.11 220 200 250 300 300 1,270 9.8.11 210 210 210 210 210 1,050 Change (10) +10 (40) (90) (90) (220) Monterey 6.2.11 15 23 36 44 92 210 9.8.11 14 16 16 16 16 78 Change (1) (7) (20) (28) (76) (132)

STRATEGIC ENERGY ADVISORS 15 23 36 44 92 14 16 16 16 16 0.0 25.0 50.0 75.0 100.0 2011E 2012E 2013E 2014E 2015E 4 9 14 6 2 5 12 14 6 2 0.0 5.0 10.0 15.0 2011E 2012E 2013E 2014E 2015E 42 48 158 101 172 45 45 45 45 45 0.0 50.0 100.0 150.0 200.0 2011E 2012E 2013E 2014E 2015E 61 80 208 151 266 64 73 75 67 63 0.0 50.0 100.0 150.0 200.0 250.0 300.0 2011E 2012E 2013E 2014E 2015E Comparison of 6.2.11 and 9.8.11 Business Plans Development Locations Southern California Legacy Development Locations Sacramento Development Locations (1) Monterey Development Locations Total Development Locations (1) 6.2.11 Base Case 9.8.11 Budget Case 8 (1) Does not include Sacramento Basin recompletions.

STRATEGIC ENERGY ADVISORS Comparison of All Business Plans Received 9

Comparison of All Business Plans Received

Venoco, Inc. Business Plan Projections

VENOCO, INC

- Business Plans:
  1) **4.19.10 Budget Case:** Company prepared Business Plan dated April 19th, 2010 at NYMEX pricing of \$75.00/Bbl and \$5.00/MMBtu ("2010 Revised Capital Budget Case")
  2) **11.18.10 Budget Case:** Company prepared Business Plan dated November 18th, 2010 at NYMEX pricing of \$80.00/Bbl and \$4.00/MMBtu ("2011 Capital Budget Case")
  3) **6.2.11 Base Case:** Company prepared Business Plan dated June 2nd, 2011 at NYMEX pricing of \$100.00/Bbl and \$5.00/MMBtu ("Risked Monterey Case")
  4) **6.2.11 Upside Case:** Company prepared Business Plan dated June 2nd, 2011 at NYMEX pricing of \$100.00/Bbl and \$5.00/MMBtu ("Unrisked Monterey Case"
  5) **8.10.11 Budget Case:** Company prepared Business Plan dated August 10th, 2010 at NYMEX pricing of \$95.00/Bbl and \$4.00/MMBtu ("2011 Revised Capital Budget Case")
  6) **9.8.11 Budget Case:** Company prepared Business Plan dated September 8th, 2011 at current NYMEX strip

Comparison of Projections

	2011E	2012E	2013E	2014E	2011-2014 CAGR/ Total
Total Production (MBoepd)					
4.19.10 Budget Case	24.7	25.9	28.9	31.5	9%
11.18.10 Budget Case	19.7	23.9	32.0	48.1	35%
6.2.11 Base Case	19.0	21.0	24.6	32.6	20%
6.2.11 Upside Case	19.0	22.8	27.8	37.0	25%
8.10.11 Budget Case	18.5	22.9	30.6	40.8	30%
9.8.11 Budget Case	18.5	19.6	21.9	23.4	8%
EBITDE ($MM)					
4.19.10 Budget Case	$255	$293	$325	$355	12%
11.18.10 Budget Case	209	323	445	762	54%
6.2.11 Base Case	249	320	398	546	30%
6.2.11 Upside Case	249	376	495	683	40%
8.10.11 Budget Case	231	349	593	867	55%
9.8.11 Budget Case	231	284	403	478	27%
Discretionary Cash ($MM)					
4.19.10 Budget Case	$193	$225	$252	$306	17%
11.18.10 Budget Case	152	256	371	681	65%
6.2.11 Base Case	190	257	335	483	37%
6.2.11 Upside Case	190	313	432	620	48%
8.10.11 Budget Case	131	279	511	772	80%
9.8.11 Budget Case	131	217	329	400	45%
Capital Expenditures ($MM)					
4.19.10 Budget Case	$350	$380	$324	$366	$1,420
11.18.10 Budget Case	201	374	411	539	1,525
6.2.11 Base Case	240	254	374	321	1,189
6.2.11 Upside Case	240	254	374	321	1,189
8.10.11 Budget Case	209	458	484	481	2,120
9.8.11 Budget Case	247	259	233	201	940
Free Cash Flow ($MM) [1]					
4.19.10 Budget Case	($157)	($155)	($72)	($60)	($444)
11.18.10 Budget Case	(49)	(118)	(40)	142	(65)
6.2.11 Base Case	(51)	3	(39)	162	75
6.2.11 Upside Case	(51)	59	58	299	365
8.10.11 Budget Case	(78)	(180)	27	291	492
9.8.11 Budget Case	(116)	(43)	97	199	136

(1) Discretionary Cash Flow less Capital Expenditures.

10

Bank of America Merrill Lynch

Strategic Energy Advisors

STRATEGIC ENERGY ADVISORS 33% 6% 3% 3% 0% 0% 10% 20% 30% 40% 4.19.10 Budget Case 11.18.10 Budget Case 6.2.11 Base Case 6.2.11 Upside Case 8.10.11 Budget Case 41% -19% -3% -3% -15% -50% -25% 0% 25% 50% 4.19.10 Budget Case 11.18.10 Budget Case 6.2.11 Base Case 6.2.11 Upside Case 8.10.11 Budget Case $118 $31 $48 $48 $34 $52 $161 $50 $60 $60 $59 $66 $51 $94 $107 $107 $94 $104 $20 $26 $26 $26 $23 $26 $350 $201 $240 $240 $209 $247 $0 $100 $200 $300 $400 4.19.10 Budget Case 11.18.10 Budget Case 6.2.11 Base Case 6.2.11 Upside Case 8.10.11 Budget Case 9.8.11 Budget Case Comparison of All Business Plans Received Comparison of 2011 Estimated Production and Capex 2011E Production (MBoepd) 2011E Production Variance from 9.8.11 Budget Case 2011E Capex Variance from 9.8.11 Budget Case 2011E Capital Expenditures ($MM) 11 10.1 7.5 8.2 8.2 7.8 7.8 13.8 10.0 10.5 10.5 10.6 10.6 0.5 2.1 0.4 0.4 0.1 0.1 0.1 24.7 19.7 19.0 19.0 18.5 18.5 0.0 5.0 10.0 15.0 20.0 25.0 30.0 4.19.10 Budget Case 11.18.10 Budget Case 6.2.11 Base Case 6.2.11 Upside Case 8.10.11 Budget Case 9.8.11 Budget Case 9.8.11 Budget Case Capex: $247 MM 9.8.11 Budget Case Prod: 18.5 MBoepd Capitalized G&A Hastings Field / Other Monterey Shale Sacramento Basin Southern California Legacy

STRATEGIC ENERGY ADVISORS 32% 22% 7% 16% 17% 0% 10% 20% 30% 40% 4.19.10 Budget Case 11.18.10 Budget Case 6.2.11 Base Case 6.2.11 Upside Case 8.10.11 Budget Case 47% 44% -2% -2% 77% -25% 0% 25% 50% 75% 100% 4.19.10 Budget Case 11.18.10 Budget Case 6.2.11 Base Case 6.2.11 Upside Case 8.10.11 Budget Case $117 $115 $76 $76 $92 $110 $165 $50 $55 $55 $89 $74 $78 $181 $90 $90 $250 $50 $20 $28 $33 $33 $28 $25 $380 $374 $254 $254 $458 $259 $0 $100 $200 $300 $400 $500 $600 4.19.10 Budget Case 11.18.10 Budget Case 6.2.11 Base Case 6.2.11 Upside Case 8.10.11 Budget Case 9.8.11 Base Case Comparison of All Business Plans Received Comparison of 2012 Estimated Production and Capex 2012E Production (MBoepd) 2012E Production Variance from 9.8.11 Budget Case 2012E Capex Variance from 9.8.11 Budget Case 2012E Capital Expenditures ($MM) 12 9.8.11 Budget Case Capex: $259 MM 9.8.11 Budget Case Prod: 19.6 MBoepd 10.5 8.9 8.8 8.8 8.8 8.5 13.8 9.3 10.4 10.4 11.3 10.6 1.4 5.7 1.8 3.6 2.7 0.6 25.9 23.9 21.0 22.8 22.9 19.6 0.0 5.0 10.0 15.0 20.0 25.0 30.0 4.19.10 Budget Case 11.18.10 Budget Case 6.2.11 Base Case 6.2.11 Upside Case 8.10.11 Budget Case 9.8.11 Base Case Capitalized G&A Hastings Field Monterey Shale Sacramento Basin Southern California Legacy 2012E Capex Variance from 9.8.11 Budget Case 2012E Production (MBoepd) 2012E Production Variance from 9.8.11 Budget Case

STRATEGIC ENERGY ADVISORS Summary of Dashboard Data (May 2010 – 2011 YTD) 13

STRATEGIC ENERGY ADVISORS $17.3 $11.0 $18.5 $13.8 $17.0 $35.8 $18.6 $15.6 $17.3 $14.5 $19.7 $18.9 $21.0 $18.6 $16.4 $8.6 $12.8 $15.4 $15.0 $15.1 $16.7 $16.8 $17.9 $18.5 $11.7 $11.7 $14.0 $14.5 $15.9 $15.9 $14.7 $19.2 $0 $10 $20 $30 $40 May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 18.2 17.6 18.0 18.1 18.1 17.1 17.4 17.5 17.8 17.8 17.8 17.4 17.5 17.8 16.6 18.0 17.6 19.6 18.6 18.7 20.2 19.9 20.6 20.3 18.3 18.8 18.2 18.8 18.8 19.8 17.1 18.9 15 16 17 18 19 20 21 22 May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 Summary of Dashboard Data (May 2010 – 2011 YTD) Monthly Actuals vs. Then Current Budget Production (MBoepd) 14 Budget Actual Capital Expenditures ($MM) EBITDA ($MM) $18.2 $17.1 $18.2 $22.5 $21.1 $16.4 $20.7 $23.0 $18.2 $19.8 $26.4 $20.4 $21.2 $27.1 $14.5 $21.9 $21.0 $18.7 $16.0 $17.1 $20.3 $16.8 $18.9 $18.2 $21.8 $19.4 $21.0 $26.0 $24.9 $20.2 $15.7 $23.9 $10 $14 $18 $22 $26 $30 May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 Actual Capex ($MM) Budgeted Capex ($MM) Actual Production (MBoepd) Budgeted Production (MBoepd)

STRATEGIC ENERGY ADVISORS $3.8 $0.3 $2.9 $3.7 $1.5 $1.2 $1.8 $2.1 $0.6 $1.1 $0.9 $1.7 $3.6 $7.4 $2.2 $8.7 $8.4 $7.9 $9.2 $10.1 $10.4 $8.5 $7.4 $7.3 $7.3 $5.7 $6.5 $5.6 $5.0 $6.6 $5.2 $5.6 $4.4 $6.3 $4.4 $7.0 $7.4 $5.1 $9.9 $11.2 $8.5 $11.1 $16.0 $11.1 $10.7 $10.1 $5.3 $5.7 $1.6 $2.5 $1.7 $1.6 $1.8 $1.6 $1.7 $2.4 $1.7 $1.9 $3.0 $1.9 $1.9 $2.9 $1.8 $1.9 $18.2 $17.1 $18.2 $22.5 $21.1 $16.4 $20.7 $23.0 $18.2 $19.8 $26.4 $20.4 $21.2 $27.1 $14.5 $21.9 $0 $5 $10 $15 $20 $25 $30 $35 May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 7.4 9.0 7.9 7.8 9.0 8.6 8.9 8.7 7.4 7.8 7.5 7.7 7.5 7.8 6.8 8.3 10.2 10.5 10.5 10.7 11.0 11.0 11.3 11.2 10.6 10.6 10.2 10.2 10.0 10.1 10.3 10.5 17.6 19.6 18.6 18.7 20.2 19.9 20.6 20.3 18.3 18.8 18.2 18.8 18.8 19.8 17.1 18.9 0 5 10 15 20 25 May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 $4.5 $7.0 $4.4 $5.9 $6.0 $5.6 $5.2 $6.1 $4.3 $1.0 $4.3 $3.9 $3.8 $3.5 $4.7 $6.5 $9.1 $8.5 $9.1 $9.3 $8.5 $8.1 $7.8 $6.9 $6.2 $4.5 $6.2 $4.5 $6.2 $4.5 $6.0 $6.8 $5.7 $1.5 $0.8 $0.2 $4.2 $1.5 $4.3 $3.5 $9.1 $11.8 $8.3 $15.5 $12.7 $10.0 $3.5 $8.6 $1.6 $1.6 $1.6 $1.6 $1.6 $1.6 $1.6 $1.6 $2.1 $2.1 $2.1 $2.1 $2.1 $2.1 $1.6 $1.9 $21.0 $18.7 $16.0 $17.1 $20.3 $16.8 $18.9 $18.2 $21.8 $19.4 $21.0 $26.0 $24.9 $20.2 $15.7 $23.9 $0 $5 $10 $15 $20 $25 $30 $35 May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 Summary of Dashboard Data (May 2010 – 2011 YTD) Dashboard Detail – Monthly Actuals vs. Then Current Budget Actual Production (MBoepd) Budgeted Production (MBoepd) Budgeted Capex ($MM) Actual Capex ($MM) 15 8.1 7.6 7.8 7.8 7.8 7.2 7.2 7.1 7.2 7.1 7.3 7.3 7.4 7.3 6.4 7.4 9.7 9.9 10.2 10.3 10.3 9.8 10.3 10.4 10.6 10.7 10.5 10.1 10.1 10.4 10.2 10.5 18.2 17.6 18.0 18.1 18.1 17.1 17.4 17.5 17.8 17.8 17.8 17.4 17.5 17.8 16.6 18.0 0 5 10 15 20 25 May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 Capitalized G&A Hastings Field / Other Monterey Shale Sacramento Basin Southern California Legacy

STRATEGIC ENERGY ADVISORS 87% 91% 114% 131% 104% 97% 109% 127% 83% 102% 126% 78% 85% 134% 92% 91% 0% 25% 50% 75% 100% 125% 150% 175% May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 Summary of Dashboard Data (May 2010 – 2011 YTD) Monthly Actuals vs. Then Current Budget – Capex Detail Sacramento Basin Capex Variance (Actual as % of Budget) Monterey Capex Variance (Actual as % of Budget) Southern California Legacy Capex Variance (Actual as % of Budget) Total Capex Variance (Actual as % of Budget) 16 84% 5% 66% 63% 25% 21% 35% 34% 14% 110% 21% 44% 94% 211% 47% 134% 0% 50% 100% 150% 200% 250% May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 92% 92% 101% 108% 123% 106% 94% 106% 118% 128% 104% 126% 80% 146% 87% 82% 0% 25% 50% 75% 100% 125% 150% 175% May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 76% 416% 563% 176% 340% 232% 320% 93% 94% 193% 71% 84% 101% 150% 66% 0% 100% 200% 300% 400% 500% 600% May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 2,989%

STRATEGIC ENERGY ADVISORS Summary of Dashboard Data (May 2010 – 2011 YTD) Monthly Actuals vs. Then Current Budget – Production Detail Sacramento Basin Production Variance (Actual as % of Budget) Monterey Production Variance (Actual as % of Budget) Southern California Legacy Production Variance (Actual as % of Budget) Total Production Variance (Actual as % of Budget) 17 103% 89% 97% 97% 90% 86% 85% 86% 97% 95% 98% 93% 93% 90% 97% 95% 0% 25% 50% 75% 100% 125% May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 0% 3% 0% 0% 4% 0% 0% 2% 11% 3% 10% 2% 1% 2% 67% 32% 0% 25% 50% 75% 100% 125% May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 110% 84% 99% 101% 86% 85% 81% 81% 96% 92% 96% 95% 99% 93% 94% 90% 0% 25% 50% 75% 100% 125% May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 96% 94% 97% 96% 94% 89% 91% 92% 100% 101% 102% 99% 101% 103% 99% 101% 0% 25% 50% 75% 100% 125% May-10 Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11